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                                                               Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Mail-Well, Inc. 2001 Long-Term Equity Incentive Plan of our report dated January 24, 2001, with respect to the consolidated financial statements of Mail-Well, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
December 4, 2001